Exhibit 23.1

Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO 80224
P: (303) 548-8072
F: (888) 466-4216
ed@hamiltonpccpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated April 12, 2012, of AVT, Inc. relating to the financial statements as of December 31, 2011, and to the reference to our firm under the caption “Experts” in this Registration Statement.

Hamilton, PC

/s/ Hamilton, PC
Denver, Colorado
September 24, 2012